As filed with the Securities and Exchange Commission on May 12, 1999
                                             Registration No.  333-70879
==============================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                     -----------------------------------


                       POST-EFFECTIVE AMENDMENT NO. 2

                                     TO

                                  FORM S-8

                           REGISTRATION STATEMENT

                                   UNDER

                         THE SECURITIES ACT OF 1933

                     -----------------------------------
                        DAL-TILE INTERNATIONAL INC.
           (Exact name of registrant as specified in its charter)

         Delaware                                              13-3548809
     (State or other                                        (I.R.S. Employer
     jurisdiction of                                     Identification Number)
     incorporation or
      organization)

                           7834 C.F. HAWN FREEWAY
                              DALLAS, TX 75217
                               (214) 398-1411
                           (Address of principal
                             executive offices)

                   CERTAIN SHARES TO BE ISSUED UNDER THE
                      DAL-TILE INTERNATIONAL INC. 1990
                 STOCK OPTION PLAN (AS AMENDED AND RESTATED)
                          (Full title of the plan)

                             JACQUES R. SARDAS
                     PRESIDENT, CHIEF EXECUTIVE OFFICER
                         AND CHAIRMAN OF THE BOARD
                        DAL-TILE INTERNATIONAL INC.
                           7834 C.F. HAWN FREEWAY
                              DALLAS, TX 75217
                                (214) 398-1411
          (Name, address, and telephone number of agent for service)

                      CALCULATION OF REGISTRATION FEE

==============================================================================
                                         Proposed     Proposed
  Title of Securities     Amount to      Maximum       Maximum      Amount of
   to be Registered          be         Offering      Aggregate   Registration
                         Registered     Price Per     Offering        Fee
                                         Share         Price
------------------------------------------------------------------------------

Common Stock, par value    1,372,931     $9.01 (2)   $12,370,109   $3,438.89
$.01 per share             shares (1)                    (2)           (2)

------------------------------------------------------------------------------

Common Stock, par value    100,000       $8.81 (2)      $881,000     $244.92
$.01 per share             shares (1)                     (2)          (2)

------------------------------------------------------------------------------

Common Stock, par value    1,064,000     $8.69 (2)    $9,246,160   $2,570.44
$.01 per share             shares (1)                     (2)          (2)

------------------------------------------------------------------------------

Common Stock, par value    213,069      $11.75 (3)  $2,503,560.75     $695.99
$.01 per share             shares (1)                     (3)          (3)

==============================================================================

(1) Includes an indeterminate number of shares of Common Stock that may be issuable by reason of stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

(2) Pursuant to Rule 457(h) under the Securities Act of 1933, the amounts are calculated based upon the maximum price at which stock options covering the registered shares of Common Stock may be exercised.

(3) Pursuant to Rule 457(h) and (c) under the Securities Act of 1933, the amounts are calculated based upon the average of the high and low prices of a share of Common Stock as reported on the New York Stock Exchange, Inc. Composite tape on May 10, 1999.

                              EXPLANATORY NOTE

     This Post-Effective Amendment No. 2 to the registration statement on Form S-8, filed on January 21, 1999 (Registration No. 33-70879) (the "S-8 Registration Statement") is being filed in accordance with Instruction E of Form S-8 for the purpose of registering an additional 2,750,000 shares of common stock of Dal-Tile International Inc. (the "Company"), par value $.01 per share (the "Common Stock"), which may be issued upon the exercise of non-qualified stock options granted under the Dal-Tile International Inc. 1990 Stock Option Plan, as amended and restated (the "Plan"). The contents of the Company's S-8 Registration Statement are incorporated herein by reference.

                                  PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  EXHIBITS

EXHIBIT NO.             DESCRIPTION OF EXHIBIT
-----------             ----------------------

5.1  --   Opinion  of  Mark A.  Solls as to the  legality  of the  shares of
          Common Stock covered by the Registration Statement.*

23.1 --   Consent of Ernst & Young LLP.*

*    Filed herewith.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in Dallas, Texas, on May 12, 1999.


                                    DAL-TILE INTERNATIONAL INC.


                                    By:/s/ Mark A. Solls
                                       --------------------------------
                                       Mark A. Solls
                                       Vice President, General Counsel
                                       and Secretary


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities and on the dates indicated:

         SIGNATURE                      TITLE                     DATE
         ---------                      -----                     ----

/s/ Jacques R. Sardas*
----------------------------                                  May 12, 1999
Jacques R. Sardas              President, Chief Executive
                               Officer and Chairman of the
                               Board of Directors
/s/ William C. Wellborn*
----------------------------                                  May 12, 1999
William C. Wellborn            Executive Vice President and
                               Chief Financial Officer
                               (Principal Financial and
                               Accounting Officer)

/s/ Douglas D. Danforth*                                      May 12, 1999
----------------------------
Douglas D. Danforth            Director


/s/ John F. Fiedler*                                          May 12, 1999
----------------------------
John F. Fiedler                Director


/s/ John M. Goldsmith*                                        May 12, 1999
----------------------------
John M. Goldsmith              Director


/s/ Vincent A. Mai*                                           May 12, 1999
----------------------------
Vincent A. Mai                 Director


/s/ Charles J. Pilliod, Jr.*                                  May 12, 1999
----------------------------
Charles J. Pilliod, Jr.        Director


/s/ Henry F. Skelsey*                                         May 12, 1999
-------------------------
Henry F. Skelsey               Director


/s/ Norman E. Wells, Jr.*                                     May 12, 1999
------------------------------
Norman E. Wells, Jr.           Director

*By Mark A. Solls,
 attorney-in-fact


/s/ Mark A. Solls*
------------------------------
Mark A. Solls,
attorney-in-fact

                             INDEX TO EXHIBITS
                             -----------------

EXHIBIT NO.                DESCRIPTION OF EXHIBIT
-----------                ----------------------

  5.1 Opinion of Mark A. Solls as to the legality of the securities covered by the Registration Statement.*

  23.1    Consent of Ernst & Young LLP.*





*    Filed herewith.